UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2022

Stronghold Digital Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40931	86-2759890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 967-5294 Not applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

WhiteHawk Refinancing Agreement

On August 16, 2022, Stronghold Digital Mining, Inc. (the “Company”) entered into a commitment letter (the “Commitment Letter”) with WhiteHawk Finance LLC (“WhiteHawk”) to provide for committed financing to refinance the equipment financing agreement, dated June 30, 2021 by and between Stronghold Digital Mining Equipment, LLC and WhiteHawk (the “WhiteHawk Financing Agreement”) and provide up to $20 million in additional commitments (such additional commitments, the “Delayed Draw Facility”) for an aggregate loan not to exceed $60.0 million. Such loans under the Delayed Draw Facility will be available to be drawn for 180 days from the closing date of the WhiteHawk Refinancing Agreement (as defined below). The financing contemplated by the Commitment Letter (such financing, the “WhiteHawk Refinancing Agreement”) will be entered into by Stronghold LLC as Borrower (the “Borrower”) and secured by substantially all of the assets of the Company and its subsidiaries and will be guaranteed by the Company and each of its subsidiaries. The WhiteHawk Refinancing Agreement will require equal monthly amortization payments resulting in full amortization at maturity. The WhiteHawk Refinancing Agreement will have customary representations, warranties and covenants including restrictions on indebtedness, liens, restricted payments and dividends, investments, asset sales and similar covenants and will contain customary events of default. The WhiteHawk Refinancing Agreement will contain a covenant requiring the Borrower and its subsidiaries to maintain a minimum (x) of $7.5 million of liquidity at all times, (y) a minimum liquidity of $10 million of average daily liquidity for each calendar month (rising to $20 million beginning July 1, 2023) and (z) a maximum total leverage ratio covenant of (i) 7.5:1.0 for the quarter ending December 31, 2022, (ii) 5.0:1.0 for the quarter ending March 31, 2023, (iii) 4.0:1.0 for the quarter ending June 30, 2023 and (iv) 4.0:1.0 for each quarter ending thereafter. The initial closing of the WhiteHawk Refinancing Agreement will be subject to customary closing conditions. In addition, the initial closing of the WhiteHawk Refinancing Agreement will be subject to the full extinguishment and termination of all of the NYDIG Debt (as defined below) and other obligations of the Company and its affiliates under the NYDIG Agreements (as defined below), whether pursuant to the Asset Purchase Agreement (as defined below) or otherwise.

The borrowings under the WhiteHawk Refinancing Agreement will mature 36 months after the closing date of the WhiteHawk Refinancing Agreement and will bear interest at a rate of Secured Overnight Financing Rate plus 10%. The loans under the Delayed Draw Facility will be issued with 3% “original issue discount” on all drawn amounts, payable when such amounts are drawn, and undrawn commitments thereunder will incur a commitment fee, paid monthly, equal to 1% per annum. Amounts drawn on the WhiteHawk Refinancing Agreement will be subject to a prepayment premium such that the lenders thereunder achieve a 20% return on invested capital. In addition, Borrower has agreed to pay an alternate transaction fee to WhiteHawk in the event that (x) WhiteHawk Refinancing Agreement does not close on or before October 31, 2022, (y) the initial funding under the WhiteHawk Financing Agreement does not occur on or before October 31, 2022 or (z) Borrower or any of its affiliates utilize any debt or equity financing other than the WhiteHawk Refinancing Agreement to refinance the existing indebtedness owed to Whitehawk. The Company also agreed to issue a stock purchase warrant to WhiteHawk in conjunction with the closing of the WhiteHawk Refinancing Agreement, which provides for the purchase of an additional 2,000,000 shares of Class A common stock at $0.01 per share.

The foregoing description of the Commitment Letter is qualified in its entirety by reference to the full text of the Commitment Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

NYDIG Asset Purchase Agreement

On August 16, 2022, the Company, Stronghold LLC, Stronghold Digital Mining LLC (“SDM”) and Stronghold Digital Mining BT, LLC, a Delaware limited liability company (“Digital Mining BT, and together with SDM, the “APA Sellers” and, together with the Company and Stronghold LLC, the “APA Seller Parties”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with NYDIG ABL LLC, a Delaware limited liability company formerly known as Arctos Credit, LLC (“NYDIG”), and The Provident Bank, a Massachusetts savings bank (“BankProv” and together with NYDIG, “Purchasers” and each, a “Purchaser”).

Pursuant to the master equipment financing agreement SDM entered into with NYDIG on June 25, 2021 (the “Arctos/NYDIG Financing Agreement”) and the master equipment financing agreement SDM entered into with NYDIG on December 15, 2021 (the “Second NYDIG Financing Agreement” and together with the Arctos/NYDIG Financing Agreement, the “NYDIG Agreements”), certain miners are pledged as collateral under such agreements (and together with certain related agreements to purchase miners, the “APA Collateral”). Under the Asset Purchase Agreement, the APA Seller Parties have agreed to sell, and the Purchasers (or their respective designee) have agreed to purchase, the APA Collateral in a private disposition in exchange for the forgiveness, reduction and release of all principal, interest, and fees owing under each of the NYDIG Agreements (collectively, the “NYDIG Debt”). The Sellers have agreed to clean, service, package, ship and deliver the APA Collateral, and to bear the costs associated with such activities. Following (i) delivery of the APA Collateral pursuant to the Purchasers or their designees to a master bill of sale and (ii) a subsequent inspection period of up to 14 days (which may be extended up to seven additional days), upon acceptance of the APA Collateral, the related portion of the NYDIG Debt will be assigned to the Sellers and cancelled pursuant to the terms of the Asset Purchase Agreement (each, a “Settlement”). A Settlement is subject to certain conditions, including the delivery of certain milestone schedules to a master bill of sale and the completion of an inspection of the APA Collateral by the Purchasers, and, in the event of certain failures to satisfy the inspection conditions, the obligation of the Company to replace such APA Collateral with comparable assets, provided that such obligation only applies once the aggregate value of such APA Collateral exceeds $173,650.68, with respect to BankProv, and $252,532.33, with respect to NYDIG.

Prior to the date on which (i) APA Seller Parties first breach a material obligation under the Asset Purchase Agreement, (ii) to the date on which the Asset Purchase Agreement is terminated or if a Seller elects not to sell any or all of its APA Collateral, or (iii) an insolvency or liquidation proceeding is commenced by or against the APA Sellers (the “Non-Interference Period”), the Purchasers have agreed not to foreclose on any of the APA Collateral under such NYDIG Agreements. The APA Seller Parties also granted certain indemnification rights to the Purchasers. The Asset Purchase Agreement also provides for certain termination rights.

Pursuant to the Asset Purchase Agreement, the Seller Parties have granted a release from certain claims arising out of or in connection with the Asset Purchase Agreement and the transactions contemplated thereunder. Further, except for the payment of accrued but unpaid interest through the date of signing of the Asset Purchase Agreement, prior to the earlier of (i) the termination of the Asset Purchase Agreement, (ii) the end of the Non-Interference Period, or (iii) a Seller electing not to sell any of its APA Collateral required to be sold at a settlement, the Sellers will not be required to make payments pursuant to the NYDIG Agreements (although interest shall accrue but not be due and payable) and each Purchaser, in its capacity as the respective lender under the NYDIG Agreements, will not exercise any remedies available as a lender or declare any event of default as a result of the Sellers taking any actions required or directly contemplated by the Asset Purchase Agreement.

As a result of this transaction, the Company expects to recognize a loss of approximately $21 million in the third quarter of 2022. The loss amount has been solely estimated based on the value of the deposit paid for the undelivered miners forming the APA Collateral, the net book value of the delivered miners forming the APA Collateral, and the principal amount and funding costs of the NYDIG Debt.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Private Placement Amendment

On May 15, 2022, the Company entered into a note and warrant purchase agreement (the “May 2022 Purchase Agreement”), by and among the Company and the purchasers thereto (collectively, the “PIPE Purchasers”), whereby the Company agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from the Company, (i) $33,750,000 aggregate principal amount of 10.00% unsecured convertible promissory notes (the “May 2022 Notes”) and (ii) warrants (the “May 2022 Warrants”). The May 2022 Notes and the May 2022 Warrants were offered and sold in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder for aggregate consideration of $27 million.

On August 16, 2022, the Company entered into an agreement with the PIPE Purchasers, whereby the Company agreed to amend the terms of the May 2022 Notes such that an aggregate of $11.25 million of the outstanding principal under the May 2022 Notes (the “Amended May 2022 Notes”) was exchanged for the amended and restated warrant agreement (the “Amended May 2022 Warrants”) pursuant to which the strike price of the aggregate 6,318,000 May 2022 Warrants was reduced from $2.50 to $0.01. After giving effect to the principal reduction under the Amended May 2022 Notes, the Company will continue to make subsequent payments to the Purchasers on the fifteenth (15th) day of each of November 2022, December 2022, January 2023 and February 2023. The Company may generally elect to make each such payment (A) in cash or (B) in shares of Common Stock, at a twenty percent (20%) discount to the average of the daily VWAPs for each of the twenty (20) consecutive trading days preceding the payment date.

The foregoing description of the Amended May 2022 Notes and the Amended May 2022 Warrants is qualified in its entirety by (i) reference to the full text of the Amended May 2022 Notes, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference and (ii) reference to the full text of the Amended May 2022 Warrants, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this current report on Form 8-K constitute “forward-looking statements.” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of the Company are subject to a number of risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things: the hybrid nature of our business model, which is highly dependent on the price of Bitcoin; our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; uncertainty regarding our evolving business model; our ability to retain management and key personnel and the integration of new management; our ability to raise capital to fund business growth; our ability to maintain sufficient liquidity to fund operations, growth and acquisitions; our substantial indebtedness and its effect on our results of operations and our financial condition; uncertainty regarding the outcomes of any investigations or proceedings; our ability to enter into purchase agreements, acquisitions and financing transactions; our ability to perform our obligations and satisfy all conditions to each Settlements under the Asset Purchase Agreement; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure crypto asset mining equipment from foreign-based suppliers; our ability to maintain our relationships with our third party brokers and our dependence on their performance; our ability to procure crypto asset mining equipment; developments and changes in laws and regulations, including increased regulation of the crypto asset industry through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act and the Investment Company Act; the future acceptance and/or widespread use of, and demand for, Bitcoin and other crypto assets; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; our ability to avail ourselves of tax credits for the clean-up of coal refuse piles; and legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements. More information on these risks and other potential factors that could affect our financial results is included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K filed on March 29, 2022 and our Quarterly Reports on Form 10-Q filed on May 16, 2022 and August 17, 2022. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Commitment Letter, dated as of August 16, 2022, by and between Stronghold Digital Mining Holdings, LLC and Whitehawk Capital Partners, LP.
10.2¥
Asset Purchase Agreement, dated as of August 16, 2022, by and among Stronghold Digital Mining LLC, Stronghold Digital Mining BT, LLC, NYDIG ABL LLC, The Provident Bank, Stronghold Digital Mining, Inc. and Stronghold Digital Mining Holdings, LLC.

10.3¥	Form of Amended and Restated 10.0% Note, dated August 16, 2022.
10.4	Form of Amended and Restated Warrant, dated August 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
_____________
¥     Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STRONGHOLD DIGITAL MINING, INC.

By: /s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Chief Executive Officer and Co-Chairman
Date: August 22, 2022